MUNIHOLDINGS NEW YORK INSURED FUND, INC.

FILE # 811-8217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/21/2005	NY State Thruway Authority 5% 1/1/32	738,435,000	6,500,000

Bear, Stearns & Co. Inc.

Citigroup Global Markets In

Merrill Lynch & Co.

UBS Financial Services Inc

Advest , Inc

M.R. Beal & Company

CIBC World Markets

A.G. Edwards & Sons, Inc Loop Capital Markets

Raymond James & Assoc.

9/21/2005	NY State Thruway Authority 4.75% 1/1/30	738,435,000	6,500,000

Bear, Stearns & Co. Inc.

Citigroup Global Markets In

Merrill Lynch & Co.

UBS Financial Services Inc

Advest , Inc

M.R. Beal & Company

CIBC World Markets

A.G. Edwards & Sons, Inc Loop Capital Markets

Raymond James & Assoc.

9/22/2005	Puerto Rico Highway 5% 7/1/35	1,499,910,000	3,700,000

Citi Group Global Markets  Lehman Brothers

UBS Financial Services

Banc of America Sec. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities Inc

Merrill Lynch & Co.

Raymond James & Assoc.

Ramirez & Co. Inc.

Wachovia Bank

9/22/2005	Puerto Rico Highway 5.25% 7/1/41	1,499,910,000	3,750,000

Citi Group Global Markets  Lehman Brothers

UBS Financial Services

Banc of America Sec. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities Inc

Merrill Lynch & Co.

Raymond James & Assoc.

Ramirez & Co. Inc.

Wachovia Bank

9/30/2005	NY State Dorm Authority 4.375% 7/1/2030	111,905,000	3,400,000	First Albany Capital Inc. M.R. Beal & Company CIBC world Markets Doley Securities, Inc. Loop Capital Merrill lynch & Co. Morgan Stanley
11/3/2005	Empire State Development Corp 5% 11/15/35	700,000,000	12,000,000

Morgan Stanley

Citigroup Global Mrkts. Inc.

Goldman, Sachs & Co

A.G. Edwards & Sons, Inc

Bear, Stearns & Co. Inc

First Albany Capital Inc.

J.P. Morgan Securities Inc.

Lehman Brothers

M.R. Beal & Company

Merrill Lynch & Co.

Ramirez & Co., Inc

RBC Capital Markets

Roosevelt & Cross, Inc.

Siebert BranfordShank&Co

UBS Financial Services Inc

11/18/2005	NYS Dorm Authority Personal Income Tax 5% 3/15/35	836,185,000	5,300,000

Morgan Stanley

Citigroup Global Markets

Goldman Sachs

A.G. Edwards

Bear, Stearns

First Albany

J.P. Morgan

Lehman Brothers

M.R. Beal & Co.

Merrill Lynch

Ramirez & Co.

RBC Capital Markets

Roosevelt & Cross

Siebert Brandford Shank

UBS Financial